EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release - July 22, 2008
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President & Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS SECOND QUARTER 2008 EARNINGS
Net Income of $10.3 Million or $0.14 per share

HOUSTON, TX, July 22, 2008 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $10.3 million, or $0.14 per diluted share for the second quarter ended June 30, 2008, compared to the $13.1 million or $0.18 per diluted share earned for the second quarter of 2007.

Net income for the six months ended June 30, 2008 was $21.9 million, or $0.30 per diluted share compared with $25.0 million or $0.34 per diluted share for the same period in 2007.

“We recorded encouraging core operating results in the second quarter despite operating in an increasingly challenging nationwide banking environment,” commented J. Downey Bridgwater, Sterling's Chairman, President and Chief Executive Officer. “The combination of growth in loans and deposits, a stable net interest margin, noninterest income growth and a reduction in our efficiency ratio on both a linked quarter and a year over year basis demonstrates the strength and position of our franchise. Unfortunately, our results were negatively impacted at the end of the quarter by one large credit relationship, which accounted for $3.7 million in additional provision for the quarter and $20 million in additional nonperforming loans. This credit is an extremely unusual situation for us and is not representative of any systemic issues within the overall loan portfolio.”

During the second quarter of 2008, we recorded a total provision for credit losses of $8.2 million, an increase of $4.0 million over the prior quarter. This increase in provision was primarily related to one commercial credit relationship totaling $20 million, which has also driven the increase in our nonperforming loans. The Company has committed to fund additional proceeds of $9.2 million related to this borrower in July increasing the Company’s overall exposure to $29.2 million in the third quarter. The Company estimates approximately $600 thousand of provision will be recorded in the third quarter of 2008 related to this increased exposure. The borrower is an energy related business and the relationship is part of a shared national credit totaling approximately $2.4 billion that includes 39 of the largest and most sophisticated financial institutions in our industry. The borrower has indicated that it may file for Chapter 11 bankruptcy protection. As a result, we have recorded approximately $3.7 million of additional provision in the second quarter and we will reevaluate the provision after a full review of the relationship by the lead bank and their consultants. It is our belief that the company has significant, valuable energy and fixed assets, which should help to mitigate any significant future losses. Our energy portfolio represents approximately ten percent of our overall loan portfolio. Our remaining energy loans are currently performing as agreed and we do not anticipate any further issues in the portfolio. The energy sector continues to be very healthy and this single problem relationship is not indicative of any issues within this sector or our energy portfolio.

Sterling Bancshares, Inc., News Release
July 22, 2008

The allowance for credit losses at June 30, 2008 was $42.6 million and represented 1.16% of total period-end loans. The Company provided $8.2 million for credit losses in the second quarter of 2008 compared with $4.2 million for the first quarter of 2008. Net charge-offs for the second quarter of 2008 were $2.2 million or 0.24% of average total loans, compared to $2.9 million or 0.34% of average total loans, for the first quarter of 2008. Net charge-offs for the six month period ended June 30, 2008 were $5.1 million or 0.29% of average total loans, up from $1.4 million or 0.09% for the same period in 2007.

Period-end total loans held for investment increased $84.5 million or 2.4% on a linked-quarter basis to $3.5 billion at June 30, 2008 and up $292 million or 9.0% since June 30, 2007. Average loans held for investment were $3.5 billion for the second quarter of 2008, up $133 million or 3.9% on a linked-quarter basis and up $302 million or 9.3% from the second quarter of 2007.

Period-end total deposits increased $49.4 million to $3.7 billion at June 30, 2008, up 1.4% on a linked-quarter basis and down $36.5 million or 1.0% compared to June 30, 2007. Average total deposits for the second quarter of 2008 were down $39.4 million or 1.1% on a linked-quarter basis and down $52.3 million or 1.4% from the second quarter of 2007.

Tax-equivalent net interest income for the second quarter of 2008 was $50.6 million, up $2.3 million or 4.7% linked-quarter and up $3.5 million over the second quarter of 2007. Tax-equivalent net interest margin was 4.66% for the second quarter of 2008, which was consistent with the first quarter of 2008. This increase in net interest income was due in part, to a decrease in interest expense on interest-bearing deposits resulting from a decline in market interest rates and the strategic decision to utilize lower cost borrowings.

Noninterest income increased $3.4 million in the second quarter of 2008 as compared to the second quarter of 2007 and $6.1 million for the six months ended June 30, 2008 compared to the same period in 2007. Customer service fees increased $717 thousand for the second quarter of 2008 compared to the second quarter of 2007 and $1.1 million for the six months ended June 30, 2008 compared to the same period in 2007 due primarily to an increase in account analysis fees. Wealth management fees increased $1.7 million for the second quarter of 2008 compared to the second quarter of 2007 and $3.4 million for the six months ended June 30, 2008 compared to the same period in 2007 due to the addition of MBM Advisors in June 2007.

Noninterest expense for the second quarter of 2008 was $37.7 million, up $320 thousand on a linked-quarter basis. The Company acquired ten banking centers in February 2008 resulting in additional noninterest expense of approximately $375 thousand linked-quarter. Noninterest expense increased $3.4 million for the second quarter of 2008 as compared with the second quarter of 2007 and $6.9 million for the six month period ended June 30, 2008 compared to the same period in 2007. Since the second quarter of 2007, the Company has completed three acquisitions, which resulted in additional noninterest expense of $2.5 million for the second quarter of 2008 compared to the same quarter in 2007, and $5.1 million for the six month period ended June 30, 2008 compared to the same period in 2007. The Company’s efficiency ratio was 61.31% for the second quarter of 2008 compared to 62.34% for the first quarter of 2008 and 61.76% for the second quarter of 2007.

As of June 30, 2008, Sterling had total assets of $4.9 billion, total loans of $3.7 billion and total deposits of $3.7 billion. Shareholders’ equity of $495 million at June 30, 2008 was 10.1% of total assets. Book value per common share at period-end was $6.76.

Sterling Bancshares, Inc., News Release
July 22, 2008

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, July 22, 2008 at 11:00 a.m. Eastern Time. To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (612) 332-0718. An audio archive of the call will also be available on the web site beginning Wednesday, July 23, 2008.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including: adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements. Additional factors can be found in the Company's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $4.9 billion, which operates 59 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”. For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

-Tables to follow-

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year-to-date
	Jun. 30,	Mar. 31,	Jun. 30,
	2008	2008	2007	2008	2007
Profitability
Net Income	$10,307	$11,609	$13,098	$21,916	$25,021

Earnings per common share (1)
Basic	$0.14	$0.16	$0.18	$0.30	$0.35
Diluted	$0.14	$0.16	$0.18	$0.30	$0.34

Return on average common equity (2)	8.26%	9.43%	11.66%	8.84%	11.63%

Return on average assets (2)	0.86%	1.01%	1.21%	0.93%	1.19%

Net interest margin (3)	4.66%	4.67%	4.81%	4.67%	4.86%

Efficiency Ratio (4):
Consolidated	61.31%	62.34%	61.76%	61.81%	62.16%
Sterling Bank	59.49%	60.18%	59.31%	59.83%	59.88%

Liquidity and Capital Ratios
Average loans to average deposits	102.02%	96.75%	91.08%	99.37%	92.09%
Period-end stockholders' equity to total assets	10.07%	10.46%	10.08%	10.07%	10.08%
Average stockholders' equity to average assets	10.38%	10.75%	10.38%	10.56%	10.27%
Period-end tangible capital to total tangible assets	6.49%	6.76%	6.20%	6.49%	6.20%
Tier 1 capital to risk-weighted assets	9.14%	8.72%	8.89%	9.14%	8.89%
Total capital to risk-weighted assets	11.70%	10.72%	10.91%	11.70%	10.91%
Tier 1 leverage ratio (Tier 1 capital to average assets)	8.20%	8.46%	8.41%	8.20%	8.41%

Other Data
Shares used in computing earnings per common share
Basic shares	73,137	73,152	73,295	73,144	72,196
Diluted shares	73,419	73,405	73,783	73,412	72,702
End of period common shares outstanding	73,160	73,115	73,057	73,160	73,057
Book value per common share at period-end
Total	$6.76	$6.79	$6.09	$6.76	$6.09
Tangible	$4.19	$4.21	$3.59	$4.19	$3.59
Cash dividends paid per common share	$0.055	$0.055	$0.0525	$0.110	$0.105
Common stock dividend payout ratio	39.06%	34.69%	29.35%	36.74%	30.26%
Full-time equivalent employees	1,126	1,103	1,048	1,126	1,048
Number of banking centers	59	59	49	59	49

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007
ASSETS
Cash and cash equivalents	$142,964	$135,624	$133,670	$110,876	$161,482
Trading assets	-	-	-	-	398
Available-for-sale securities, at fair value	568,329	531,572	476,690	464,789	433,325
Held-to-maturity securities, at amortized cost	175,635	176,902	180,086	176,847	177,075

Loans held for sale	112,614	90,274	78,447	54,699	71,380
Loans held for investment	3,542,994	3,458,476	3,339,837	3,319,652	3,251,164
Total loans	3,655,608	3,548,750	3,418,284	3,374,351	3,322,544
Allowance for loan losses	(41,651)	(35,681)	(34,446)	(34,225)	(33,450)
Loans, net	3,613,957	3,513,069	3,383,838	3,340,126	3,289,094

Premises and equipment, net	40,311	40,027	27,905	26,624	26,408
Real estate acquired by foreclosure	4,293	4,042	3,683	2,713	3,064
Goodwill	173,104	172,686	168,815	166,130	165,711
Core deposits and other intangibles, net	15,031	15,617	15,971	16,562	17,172
Accrued interest receivable	18,712	18,558	19,701	20,520	19,811
Other assets	157,118	137,364	125,550	114,990	119,254
TOTAL ASSETS	$4,909,454	$4,745,461	$4,535,909	$4,440,177	$4,412,794

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,135,296	$1,100,919	$1,092,210	$1,082,037	$1,144,049
Interest-bearing demand	1,409,220	1,464,937	1,403,227	1,340,746	1,332,469
Certificates and other time	1,149,819	1,079,061	1,178,274	1,238,980	1,254,338
Total deposits	3,694,335	3,644,917	3,673,711	3,661,763	3,730,856
Other borrowed funds	521,395	425,929	197,147	136,555	57,840
Subordinated debt	73,816	49,142	48,694	46,986	45,408
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	42,640	46,369	53,364	49,104	50,977
Total liabilities	4,414,920	4,249,091	4,055,650	3,977,142	3,967,815

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Common stock	75,028	74,983	74,926	74,794	74,724
Capital surplus	112,402	111,267	110,367	108,964	108,238
Retained earnings	323,765	317,485	309,903	300,375	289,629
Treasury stock	(21,399)	(21,399)	(20,493)	(20,493)	(19,413)
Accumulated other comprehensive income/(loss), net of tax	4,738	14,034	5,556	(605)	(8,199)
Total shareholders' equity	494,534	496,370	480,259	463,035	444,979
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,909,454	$4,745,461	$4,535,909	$4,440,177	$4,412,794

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007	2008	2007
Interest income:
Loans, including fees	$60,082	$63,052	$66,229	$67,033	$65,489	$123,134	$126,839
Securities:
Taxable	7,408	6,549	6,522	6,111	5,755	13,957	11,216
Non-taxable	908	908	897	867	853	1,816	1,730
Trading assets	22	21	87	81	4	43	5
Federal funds sold	27	39	117	58	274	66	422
Deposits in financial institutions	5	3	2	9	7	8	24
Total interest income	68,452	70,572	73,854	74,159	72,382	139,024	140,236

Interest expense:
Demand and savings deposits	3,889	5,615	7,535	8,038	7,605	9,504	13,644
Certificates and other time deposits	8,662	11,977	14,610	14,809	13,922	20,639	26,272
Other borrowed funds	3,409	2,352	1,708	1,369	1,257	5,761	3,752
Subordinated debt	864	1,032	1,162	1,175	1,162	1,896	2,312
Junior subordinated debt	1,384	1,600	1,677	1,673	1,658	2,984	2,889
Total interest expense	18,208	22,576	26,692	27,064	25,604	40,784	48,869
Net interest income	50,244	47,996	47,162	47,095	46,778	98,240	91,367
Provision for credit losses	8,167	4,150	1,600	850	1,000	12,317	1,370
Net interest income after provision for credit losses	42,077	43,846	45,562	46,245	45,778	85,923	89,997

Noninterest income:
Customer service fees	4,148	3,876	3,795	3,629	3,431	8,024	6,903
Wealth management fees	2,363	2,338	2,192	2,186	672	4,701	1,284
Other noninterest income	4,359	4,501	4,148	4,818	3,415	8,860	7,265
Total noninterest income	10,870	10,715	10,135	10,633	7,518	21,585	15,452

Noninterest expense:
Salaries and employee benefits	20,865	20,759	20,949	20,634	19,768	41,624	39,456
Occupancy	5,360	5,265	4,692	4,706	4,606	10,625	8,968
Technology	2,305	2,330	2,439	2,260	2,095	4,635	4,144
Professional fees	1,215	1,009	1,068	1,068	1,078	2,224	2,023
Postage, delivery and supplies	963	1,073	954	903	943	2,036	1,754
Marketing	724	413	441	432	581	1,137	936
Core deposits and other intangibles amortization	586	585	590	610	517	1,171	937
Acquisition costs	-	562	-	-	166	562	920
Other	5,690	5,392	5,001	4,431	4,588	11,082	9,038
Total noninterest expense	37,708	37,388	36,134	35,044	34,342	75,096	68,176

Income before income taxes	15,239	17,173	19,563	21,834	18,954	32,412	37,273
Provision for income taxes	4,932	5,564	6,201	7,255	5,856	10,496	12,252

Net Income	$10,307	$11,609	$13,362	$14,579	$13,098	$21,916	$25,021

Earnings per share (1):
Basic	$0.14	$0.16	$0.18	$0.20	$0.18	$0.30	$0.35
Diluted	$0.14	$0.16	$0.18	$0.20	$0.18	$0.30	$0.34

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30,			Mar. 31,
	2008			2008
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$94,801	$1,540	6.53%	$78,331	$1,384	7.11%
Loans held for investment:
Taxable	3,538,656	58,510	6.65%	3,404,998	61,626	7.28%
Non-taxable (3)	2,321	46	7.89%	2,974	61	8.27%
Securities:
Taxable	622,794	7,408	4.78%	567,343	6,549	4.64%
Non-taxable (3)	96,814	1,285	5.34%	97,411	1,251	5.17%
Trading assets	4,395	22	1.98%	4,395	21	1.91%
Federal funds sold	5,593	27	1.99%	4,990	39	3.13%
Deposits in financial institutions	1,010	5	1.94%	437	3	3.01%
Total interest-earning assets	4,366,384	68,843	6.34%	4,160,879	70,934	6.86%

Noninterest-earning assets	471,081			442,538
Total Assets	$4,837,465			$4,603,417

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,417,453	$3,889	1.10%	$1,430,887	$5,615	1.58%
Certificates and other time	1,056,022	8,662	3.30%	1,125,983	11,977	4.28%
Other borrowed funds	595,081	3,409	2.30%	323,622	2,352	2.92%
Subordinated debt	49,511	864	7.02%	49,272	1,032	8.42%
Junior subordinated debt	82,734	1,384	6.73%	82,734	1,600	7.78%
Total interest-bearing liabilities	3,200,801	18,208	2.29%	3,012,498	22,576	3.01%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,134,548			1,095,966
Shareholders' equity	502,116			494,953
Total Liabilities and Shareholders' Equity	$4,837,465			$4,603,417

Tax Equivalent Net Interest Income and Margin (3)		50,635	4.66%		48,358	4.67%

Tax Equivalent adjustment:
Loans		14			19
Securities		377			343
Total tax equivalent adjustment		391			362
Net Interest Income		$50,244			$47,996

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2008			2007
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$86,566	$2,925	6.79%	$54,238	$2,107	7.83%
Loans held for investment:
Taxable	3,471,827	120,136	6.96%	3,147,148	124,632	7.99%
Non-taxable (3)	2,648	106	8.10%	3,614	141	7.87%
Securities:
Taxable	595,068	13,957	4.72%	503,444	11,216	4.49%
Non-taxable (3)	97,113	2,536	5.25%	92,020	2,334	5.11%
Trading assets	4,395	43	1.94%	145	5	7.16%
Federal funds sold	5,291	66	2.53%	18,471	422	4.61%
Deposits in financial institutions	723	8	2.26%	1,036	24	4.61%
Total interest-earning assets	4,263,631	139,777	6.59%	3,820,116	140,881	7.44%

Noninterest-earning assets	456,810			404,179
Total Assets	$4,720,441			$4,224,295

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,424,169	$9,504	1.34%	$1,273,383	$13,644	2.16%
Certificates and other time	1,091,002	20,639	3.80%	1,136,877	26,272	4.66%
Other borrowed funds	459,351	5,761	2.52%	142,041	3,752	5.33%
Subordinated debt	49,392	1,896	7.72%	46,179	2,312	10.10%
Junior subordinated debt	82,734	2,984	7.25%	70,772	2,889	8.23%
Total interest-bearing liabilities	3,106,648	40,784	2.64%	2,669,252	48,869	3.69%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,115,258			1,121,131
Shareholders' equity	498,535			433,912
Total Liabilities and Shareholders' Equity	$4,720,441			$4,224,295

Tax Equivalent Net Interest Income and Margin (3)		98,993	4.67%		92,012	4.86%

Tax equivalent adjustment:
Loans		33			41
Securities		720			604
Total tax equivalent adjustment		753			645
Net Interest Income		$98,240			$91,367

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007
Condensed Average Balance Sheet
Loans held for sale	$94,801	$78,331	$66,897	$73,295	$54,986
Loans held for investment	3,540,977	3,407,972	3,341,014	3,254,513	3,238,611
Total loans	3,635,778	3,486,303	3,407,911	3,327,808	3,293,597
Available-for-sale securities, at fair value	543,696	486,131	472,239	446,721	440,994
Held-to-maturity securities, at amortized cost	175,912	178,623	178,309	177,185	163,471
Trading assets	4,395	4,395	8,686	8,470	216
Other earning assets	6,603	5,427	10,748	5,605	25,623
Total earning assets	4,366,384	4,160,879	4,077,893	3,965,789	3,923,901
Goodwill	172,690	169,198	166,177	165,879	160,141
Core deposits and other intangibles, net	15,322	15,767	16,271	16,874	13,787
All other noninterest-earning assets	283,069	257,573	226,367	249,716	244,628
Total assets	$4,837,465	$4,603,417	$4,486,708	$4,398,258	$4,342,457

Noninterest-bearing demand deposits	$1,090,439	$1,046,412	$1,086,217	$1,093,485	$1,108,895
Interest-bearing deposits:
Interest-bearing demand deposits	1,417,453	1,430,887	1,348,767	1,320,136	1,318,839
Jumbo certificates of deposit	642,066	707,543	789,006	758,509	732,260
Regular certificates of deposit	302,790	327,624	339,085	343,288	330,084
Brokered certificates of deposit	111,166	90,816	118,027	142,127	126,136
Total deposits	3,563,914	3,603,282	3,681,102	3,657,545	3,616,214
Other borrowed funds	595,081	323,622	148,982	104,579	96,024
Subordinated debt	49,511	49,272	47,637	46,078	46,232
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	44,109	49,554	51,048	50,962	50,515
Total liabilities	4,335,349	4,108,464	4,011,503	3,941,898	3,891,719
Total shareholders' equity	502,116	494,953	475,205	456,360	450,738
Total liabilities and shareholders' equity	$4,837,465	$4,603,417	$4,486,708	$4,398,258	$4,342,457

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007
Period-end Loans:
Loans held for sale	$112,614	$90,274	$78,447	$54,699	$71,380
Loans held for investment:
Commercial and industrial	1,008,410	980,884	934,176	940,821	913,796
Real Estate:
Commercial	1,473,843	1,432,905	1,389,225	1,382,313	1,371,036
Construction and development	728,217	731,833	714,600	697,099	671,429
Residential mortgage	258,600	237,715	226,085	219,914	215,313
Consumer/other	73,924	75,139	75,751	79,505	79,590
Loans held for investment	3,542,994	3,458,476	3,339,837	3,319,652	3,251,164
Total period-end loans	$3,655,608	$3,548,750	$3,418,284	$3,374,351	$3,322,544

Period-End Deposits:
Noninterest-bearing demand	$1,135,296	$1,100,919	$1,092,210	$1,082,037	$1,144,049
Interest-bearing demand	1,409,220	1,464,937	1,403,227	1,340,746	1,332,469
Certificates and other time deposits:
Jumbo	674,891	682,264	756,980	773,770	766,416
Regular	318,762	304,776	332,206	345,205	342,579
Brokered	156,166	92,021	89,088	120,005	145,343
Total period-end deposits	$3,694,335	$3,644,917	$3,673,711	$3,661,763	$3,730,856

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007	2008	2007
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$35,681	$34,446	$34,225	$33,450	$33,487	$34,446	$32,027
Charge-offs:
Commercial, financial and industrial	2,210	1,721	876	540	1,316	3,931	1,851
Real estate, mortgage and construction	252	1,481	728	52	166	1,733	286
Consumer	351	303	547	478	279	654	604
Total charge-offs	2,813	3,505	2,151	1,070	1,761	6,318	2,741
Recoveries:
Commercial, financial and industrial	477	352	270	612	541	829	947
Real estate, mortgage and construction	23	61	8	3	34	84	36
Consumer	116	177	494	380	149	293	315
Total Recoveries	616	590	772	995	724	1,206	1,298
Net charge-offs	2,197	2,915	1,379	75	1,037	5,112	1,443
Allowance for credit losses associated with acquired institutions	-	-	-	-	-	-	1,496
Provision for loan losses	8,167	4,150	1,600	850	1,000	12,317	1,370
Allowance for loan losses at end of period	$41,651	$35,681	$34,446	$34,225	$33,450	$41,651	$33,450

Reserve for unfunded loan commitments at beginning of period	927	927	927	927	927	927	927
Provision for losses on unfunded loan commitments	-	-	-	-	-	-	-
Reserve for unfunded loan commitments at end of period	927	927	927	927	927	927	927
Total allowance for credit losses	$42,578	$36,608	$35,373	$35,152	$34,377	$42,578	$34,377

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$48,921	$21,199	$19,445	$10,919	$10,862	$48,921	$10,862
Restructured	-	764	769	772	772	-	772
Real estate acquired by foreclosure	4,293	4,042	3,683	2,713	3,064	4,293	3,064
Other repossessed assets	118	112	152	67	113	118	113
Total nonperforming assets	$53,332	$26,117	$24,049	$14,471	$14,811	$53,332	$14,811

Accruing loans past due 90 days or more	$2,224	$944	$1,304	$1,477	$1,533	$2,224	$1,533

Ratios
Period-end allowance for credit losses to period-end loans	1.16%	1.03%	1.03%	1.04%	1.03%	1.16%	1.03%
Period-end allowance for loan losses to period-end loans	1.14%	1.01%	1.01%	1.01%	1.01%	1.14%	1.01%
Period-end allowance for loan losses to nonperforming loans	85.14%	162.46%	170.41%	292.74%	287.52%	85.14%	287.52%
Nonperforming loans to period-end loans	1.34%	0.62%	0.59%	0.35%	0.35%	1.34%	0.35%
Nonperforming assets to period-end assets	1.09%	0.55%	0.53%	0.33%	0.34%	1.09%	0.34%
Net charge-offs to average loans (2)	0.24%	0.34%	0.16%	-	0.13%	0.29%	0.09%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)	Taxable-equivalent basis assuming a 35% tax rate.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition costs by tax equivalent basis net interest income plus noninterest income less net gain (loss) on sales of investment securities. Prior period amounts have been restated to reflect the current methodology.